                                                                    EXHIBIT 10.5


       AGREEMENT FOR DEVELOPMENT OF TELEPHONIC TRAFFIC BETWEEN SERVER AND TELECOMUNICACOES DE SAO PAULO S.A. - TELESP - ADHESION AGREEMENT.


                                                                 MODEL




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             REQUEST FOR REGISTRATION OF STANDARD OR MODEL AGREEMENT
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ILLUSTRIOUS REGISTRAR OF THE PUBLIC REGISTRY OF DOCUMENTS AND CIVIL REGISTRY OF
LEGAL ENTIITES OF THE CAPITAL




TELECOMUNICACOES DE SAO PAULO S/A - TELESP- with its address at Rua Martiniano de Carvalho, n(0) 851, in this Capital, undersigned, comes before Your Honor to request the REGISTRATION of the attached document of: AGREEMENT FOR FUNDS FOR DEVELOPMENT OF TELEPHONIC TRAFFIC.

It requests granting of the above.

Sao Paulo,  August 22, 2003.

Signed by: FERNANDO ELIAS RIBEIRO
                National Registry of Individuals:
                 Identity Card:

 THREE STAMPS OF THE 2ND REGISTER OF DOCUMENTS AND CIVIL OF LEGAL ENTITIES.





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                                    AGREEMENT

                                       FOR
                        DEVELOPMENT OF TELEPHONIC TRAFFIC

                                     BETWEEN

                                     SERVER

                                       AND

                   TELECOMUNICACOES DE SAO PAULO S.A. - TELESP


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




                 AGREEMENT FOR DEVELOPMENT OF TELEPHONIC TRAFFIC


Through this present private instrument and in the best form of the law, the Parties qualified hereinunder, on one side::


(a) TELECOMUNICACOES DE SAO PAULO S.A., with its main place of business in the City of Sao Paulo, at Rua Martiniano de Carvalho, 851, enrolled in the National Registry of Legal Entities under n(0) 02.558.157/0001-62, in this act duly represented pursuant to its Bylaws, hereinafter simply called "TELESP", and, on the other,

(b) SERVER, duly qualified in the Request for Services, which is an integrant inseparable Party to this Agreement, hereinafter simply called "SERVER";

and also, individually referred to as  a "Party" and when jointly,  "Parties",

Whereas the conditions set forth in the Promotional Plan for Supplying of Access Infra-Structure to Narrowband Internet Services ("Promotional Plan") that TELESP published in the site WWW.TELEFONICA.COM.BR/SP, on July 7, 2003, subsequently complemented on July 22, 2003; and

Whereas the SERVER's interest in joining in and in hiring under the conditions set forth in the aforementioned "Promotional Plan", specified in the Request for Services;

they decide, of common concord, to enter into the present Adhesion Agreement, which shall be governed by the following clauses and conditions:



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1. OBJECT

1.1. The object of the present Adhesion Agreement is the development of the telephonic traffic in Region III of the General Plan of Grants ("GPG"), related to calls started at TELESP's network terminals of Commuted Landline Telephone Service ("CLTS") and finished at the Dial Provider Ports and/or E1s, hired by the SERVER from TELESP for users' dialed access to the Internet in Region III of GPG, through payment of the amounts hereinafter agreed upon.

2. SERVER'S DUTIES

2.1. These are the SERVER's duties, with no loss to the other duties set forth in this instrument:

         2.1.1 To guarantee its full fidelity to the services of Access Infra-Structure to Narrowband Internet Services towards TELESP, in accordance with the Promotional Plan, making sure that all the traffic arisen from its users and geared to the SERVER is finished at TELESP's network, through the hiring of the sufficient and necessary Dial Provider Port(s) and/or E1(s).

                  2.1.1.1. The fidelity commitment set forth in the Promotional
                           Plan and ratified in the terms of item 2.1.1. above, is conditioned to the compliance, by TELESP, with the SERVER's requests for Dial Provider Ports and/or E1s.

                  2.1.1.2. In the cases when TELESP states that it will not
                           comply with the SERVER's request for Dial Provider Ports, the latter shall, through E1 hiring, assure that the integrality of the dialed access connections to the Internet in Region III of the GPG finishes at the CLTS network or at any other TELESP network.


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

                           2.1.1.2.1. In the hypothesis detailed in item
                                      2.1.1.2., in case the SERVER eventually
                                      hires E1 differently from the conditions set forth in the Promotional Plan, it will not be entitled to any payment arisen from having entered into this Agreement, related to such E1s.

                  2.1.1.3. With no loss to the provisions of item 2.1.1.2.,
                           whenever TELESP fails to comply with the service levels ("SLA") established in the Agreements for Providing Service and in the Agreement for Supplying Access Infra-Structure to the Internet Services - Dial Provider, the SERVER will be freed from the fidelity duty set forth in item 2.1.1. above for the localities where the ports, the service level to which has not been complied with.

         2.1.2. To keep the hiring of the Dial Provider Port(s) and/or E1(s), pursuant to the terms of item 2.1.1. above, during all this instrument's validity period.

         2.1.3. To respect and comply with all the conditions established in the Promotional Plan, bound to this instrument.

3. TELESP'S DUTIES

3.1. TELESP shall have the following duties, with no loss to the other obligations set forth in this instrument:

         3.1.1. To pay the SERVER for the development herein agreed upon, pursuant to the terms of Clause 4 below;



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         3.1.2.   To assure the supply of the Dial Provider Port(s) and/or the
                  E1(s), in accordance with the terms agreed upon by the SERVER.

         3.1.3. To respect and comply with all the conditions set forth in the Promotional Plan, bound to this instrument.

4. VALUES AND PAYMENT FORMS

4.1. TELESP will monthly pay to the SERVER for the development hereby hired, the amount corresponding to fourteen point five per cent (14.5%) of the value of the telephonic pulses that can be charged by TELESP, due to calls starting at TELESP's Commuted Landline Telephone Service network ("CLTS") and finished in the Dial Provider Port(s) and/or E1(s) hired from TELESP.

         4.1.1 For the purposes of this Agreement, it is understood by telephonic pulse, the tariff unit of a call from CLTS in the modality local (calls from conurbation areas will not be taken into consideration), homologated by ANATEL and which can be invoiced by TELESP from its subscribers.

                  4.1.1.1. The net value of the pulse homologated by ANATEL will always be used.

         4.1.2.   The value of the pulse to be considered for the payment, which item 4.1 refers to, will be calculated by the weighted average, in accordance with the percentages established below:

                  4.1.2.1. For Sector 31 of the GPG, the value to be considered will be ninety per cent (90%) of the pulse value.



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

                  4.1.2.2. For Sector 32 of the GPG, the value to be considered will be point nine per cent (0.9%) of the pulse value.

                  4.1.2.3. For Sector 34 of the GPG, the value to be considered will be point one per cent (0.1%) of the pulse value.

4.2. TELESP will make available to the SERVER, up to the twentieth (20th) of the month subsequent to the invoicing cutting date of the Dial Provider and/or E1 services, a statement report ("Statement Report"), containing the total amount of pulses, as defined in item 4.1.

4.3. The SERVER shall invoice the amounts to be paid by TELESP, pursuant to this Agreement, according to the Statement Report within five (5) days subsequent to its receipt, with maturity date on the thirtieth (30th ) of each month.

         4.3.1. The amounts re 18 27 lated to this Agreement's first and last month will be invoiced PRO RATA DIE.

         4.3.2. No kind of repassing of taxes will be accepted, including related to the creation of new levying taxes or to changes in the levying rules (whether modification of the calculation basis or aliquots).

4.4. TELESP shall make the respective payment through credit in bank current accounts to be informed by the SERVER in the Request for Services.

4.5. The deposit vouchers in the SERVER's favor will be considered able documents for evidencing the acquittal of the payments due by TELESP.


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4.6.     Subsequently to the invoicing of the amounts stated in the Statement
         Report, the SERVER may challenge, with justification, TELESP's report within ten (10) days, counted as of such invoicing date.

4.7. TELESP will have a (10) ten-day term, counted as of the receipt of the SERVER's challenge to appraise and adjudge such challenge.

         4.7.1. In case TELESP considers that the SERVER's challenge of the Statement Report has grounds, the SERVER shall, in the following month's invoice, include the amounts resulting from the challenge verification, added of the charges set forth in item 4.8, calculated on the basis of the overcharged difference.

         4.7.2. If, after TELESP's decision about the SERVER's challenge, the divergence between the Parties still persists, the issue shall be solved in accordance with the terms of Clause 10 hereinbelow.

4.8. Assuming that the payments established in this Clause are not honored on the date herein agreed upon, there will levying on the amount of the portion due, independently of notification, of fine for payment on arrears of two per cent (2%) or of the maximum percentage allowed by the legislation in force that may eventually replace it, a single time, and fine for payment on arrears of one per cent (1%) per month or fraction of month, as well as monetary restatement verified by the variation of the General Index of Prices - DI (IGP-DI), released by the Getulio Vargas Foundation, as of the maturity date until the date of the actual payment. In the absence of IGP-DI, another official index that may eventually replace it will be applied to it, calculated PRO RATA DIE..

4.9. In the hypothesis of ANATEL or TELESP eventually establishing alternative remuneration plans for the dialed access traffic to the Internet, which disregard the pulses arisen from the traffic finished at the Dial Provider Ports and/or E1 hired by


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         the SERVER, the amount to be paid by TELESP by virtue of the development hereby hired, will be equivalent to twenty per cent (20%) of the net amount invoiced per each of the SERVER's users that opts for such alternative plans, being this amount added to the verified amount, pursuant to item 4.2. above.

4.10. The Parties may come to an agreement about granting discounts over the value of the pulse stemming from the calls started by the SERVER's users at CLTS network and finished at the Dial Provider Ports and/or E1 hired from TELESP.

         4.10.1   In case the Parties eventually agree about the discounts which item 4.10. above refers to, the full amount corresponding to the discounts granted to the SERVER's users will be deduced from the total amount of the development to be paid for, in accordance with the terms of item 4.1. above.

                  4.10.1.1. The provisions set forth in item 4.10.1 above, will only be applied to the period in which the discount granted to the users is valid, which will not be longer than ninety-five ( 95) days, whether uninterrupted or not.

         4.10.2. Whenever the value of the discounts granted to the SERVER's users is higher than the total value of the development, calculated pursuant to the terms of item 4.1. above, the SERVER will not owe any difference to TELESP.

5. VALIDITY

5.1. The present Agreement will remain in force for a period of twelve (12) months, counted as its execution date and can be automatically renewed until December 31, 2005, through the SERVER's previous express wish.

         5.1.1.   This Agreement cannot be extended pursuant to the terms of item 5.1 above, in case the SERVER eventually fails to comply with any of this Agreement's conditions or those of the Promotional Plan, or in case the Agreements for Supplying


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                  Access Infra-Structure to the Narrowband Internet Services,
                  entered into by virtue of the Promotional Plan (Dial Provider and/or E1) are eventually terminated.

6. TERMINATION

6.1. The present instrument cannot be terminated in advance by any of the Parties, due to unjustified accusation.

6.2      Any of the Parties can terminate the Agreement in the event of:

         6.2.1.   Bankruptcy of the other Party;

         6.2.2. Incompliance, by the other Party, with any of the duties set forth in this Agreement, without the due remedy within a (60) sixty-day term, counted as of the notification date;

         6.2.3.   Incompliance with any provision of the Promotional Plan;

6.3.     In any assumption of termination, including those described in item
         6.2. above, the Agreement for Supplying Access Infra-Structure to the Narrowband Internet Services, as well as the Agreement for Availability for Advertising Space, entered into with TELESP by virtue of the Promotional Plan, will be automatically terminated, being the Party which has not given reason for termination, the creditor of the termination fine set forth in those agreements, and the aforementioned fine will have to be paid to the creditor Party within thirty (30) weekdays days, counted as of those Agreements' termination date.

6.4. It is hereby set forth that none of the Parties can claim any other indemnification or compensation, including losses and damages, due to this instrument's advanced termination, except for the penalty established in item 6.3.


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

7. CONFIDENTIALITY

7.1. By virtue of the access they have had and will have to the other Party's privileged or confidential information, the Parties reciprocally commit:

         7.1.1. Not to allow access to the other Party's confidential information to any third parties whatsoever, which are not their respective administrators, employees, representatives, agents or consultants, and to these, just in the extension needed to allow the achievement of this Agreement's object;

         7.1.2. Not to use any Confidential Information, except for the purposes established in this Agreement and/or other deals entered into by the Parties; to keep utmost confidentiality regarding the received Confidential Information, including rigorously endeavoring to prevent circulation of copies, e-mails, faxes and other forms of private or public disclosure of such Confidential Information, apart from those which are strictly needed for complying with this Agreement.

7.2. The Parties acknowledge that there will be no violation to the provisions of this clause, in the assumptions when:

         7.2.1. The Confidential Information becomes available to the public in general, through a means that does not result from its disclosure by the Parties or their respective shareholders/quotaholders, controlled or controlling companies of their respective shareholders/quotaholders, representatives, employees or consultants, which have been previously authorized in accordance with item 7.2.3;

         7.2.2. The disclosure is demanded by a governmental authority, under the penalty of incompliance or another penalty being featured. In such hypotheses, the Confidential Information to be disclosed shall be object of all the applicable governmental


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                  or judicial protection, and the Party that is compelled to disclose such information must notify the other Party about such disclosure;

         7.2.3. The disclosure has been previously authorized, in writing, by the other Party, in writing.

7.3. The Parties shall advise all those to whom they provide access to Confidential Information of the other Party about the secrecy and non-disclosure duties herein agreed upon.

7.4. The Parties will remain under the obligation of keeping the strictest secrecy regarding the Confidential or Privileged Information obtained by virtue of the Agreement execution, for a (5) five-year term, counted as of its expiration and the expiration of its possible extensions.

7.5. Violation to the duties established in this item or incompliance with the confidentiality duties set forth in this instrument, shall subject the infracting Party to compensate all the losses incurred by the Party damaged by such violation, being this duty to indemnify exclusively limited to the direct damages, duly evidenced, which such damaged Party will eventually undergo by virtue of the incompliance with the confidentiality duties herein agreed upon.

8. COMMUNICATIONS

8.1. Any notice, notification, request or communication related to the present Agreement shall be sent by:

         8.1.1. registered letter, hypothesis when the terms will be counted as of the effective receipt date;

         8.1.2.   telegram;

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         8.1.3.   fax, with transmission voucher, being that, in this case, the original counterpart shall be delivered to the addressed Party by mail, copied and docketed within five (5) working days; or

         8.1.4. personal delivery, with voucher signed by the other Party's authorized representative.

9. MISCELLANEOUS

9.1. The present Agreement binds the Parties and their successors, on any account.

9.2. Any amendment to this Agreement will only be valid through written instrument, duly executed by the Parties.

9.3. Unenforceability or invalidity of any clause or provision of this Agreement will not affect the enforceability or validity of the other clauses and provisions, except if the combination of their provisions makes clear that the Parties' wish would not have been to hire without the unenforceable or invalid provisions.

9.4. None of the Parties can assign and, under no circumstances, transfer, either fully or partially, the present Agreement, or any rights arisen therefrom, without the written consent of the other Party.

9.5. The possible assignment or the full or partial transference of the present Agreement or any rights and duties arisen therefrom, will not exempt the assigning Party from any of its responsibilities or duties arisen from this Agreement.

9.6. In case any of the Parties abstains to perform the right or power granted to it by this Agreement, or in case it agrees with the other


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         Party's delay in complying with its duties, this will not affect those rights or power that can be exercised, at any time, at the exclusive discretion of the Party that are entitled to them, nor will it change the conditions contained in this Agreement.

9.7. All the periods of time set forth in this Agreement will be counted in accordance with article 184 of the Civil Procedure Code, that is, with the exclusion of the start date and including the maturity date.

9.8. Neither this Agreement, nor any of its provisions shall be construed as constituting any corporate relationship between the Parties (whether a legally existing company or a de facto company or a consortium). The Parties commit not to perform acts that might induce third parties into error regarding the nature of their relationship and the total independence of one towards the other.

9.9. In the cases of service E1 hiring, TELESP, when verifying the pulses which the present Agreement refers to, will be allowed to use the network's occupation averages, as well as the minute/pulse relationship to determine the amount to be paid.

         9.9.1. The assumption in item 9.9. above will only be taken into consideration in the situations when TELESP makes evidence of the technical impossibility for pulses verification.

9.10. The present Agreement is executed in irrevocable unretractable way, binding the Parties and their successors, on any account. For the purposes of the present Agreement, the company that results from merger, split-off or incorporation of any of the Parties will be considered a successor, independently of its having the same designation and/or corporate registers of the Parties which were originally the Contracting Parties.

9.11. None of the Parties will be liable for losses and damages, particularly incidental or indirect damages and loss of profit, nor will it


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         indemnify commercial failure of the other Party, nor will it be liable for claims of third parties or clients arisen from failures occurred in the performance of the other Party's responsibility, except for the situations of direct damages and in those cases in which deliberate action or omission of one Party to damage the other (malice) is evidenced.

9.12. The present Agreement comprises all the agreements and deals executed between the Parties related to its object and substitute all kinds of prior agreements, deals and communications, whether in writing or verbal, carried out by the Parties, regarding the object at issue.

9.13. The present Agreement is fully bound and dependent on the terms stated in the Promotional Plan, published by TELESP in its site:
         HTTP://WWW.TELEFONICA.COM.BT/SP, on July7, 2003, subsequently complemented on July 22, 2003.

9.14. The Parties agree that, in the event of conflict between the Promotional Plan and the present Agreement, the provisions set forth in this Agreement will prevail.

10.CONFLICT SOLVING

10.1. The Parties shall lend their best efforts towards solving, in a friendly way, any conflicts that may eventually arise from the execution of the present instrument.

10.2. The conflicts arisen from divergence regarding the Statement Report to which item 4.2. hereinbefore refers to, will be solved in the following way:

         10.2.1. In case the difference between the minutes stated in the Statement Report delivered by TELESP and the well-founded verification performed by the SERVER is higher than three per cent (3%), the SERVER will be allowed, at its expenses, to audit the verification process used by TELESP.


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                 10.2.1.1. For the purposes of the auditing established in item
                           10.2.1 above, the SERVER shall appoint independent auditors, chosen among the four major auditing firms in the market, to perform such auditing.

                 10.2.1.2. Within thirty (30) days, counted as of the auditors'
                           appointment by the SERVER, TELESP shall allow the onset of the auditing process, by complying with the necessary conditions required for the auditing process.

                 10.2.1.3. Having the auditing been concluded, the verified amount will be compared to the amount invoiced by the SERVER and paid by TELESP and, there being any difference, it will be inserted in the subsequent month's invoicing.

11. VENUE

11.1. It is hereby elected the Court of the City of Sao Paulo -SP, with express waiver of any other, privileged as it may be, to settle any queries or controversies arisen from the present Agreement.


Sao Paulo, July 22, 2003.

/s/ FABIO SILVESTRE MICHELI                  /s/ STAEL PRATA SILVA FILHO
-----------------------------                ----------------------------------
FABIO SILVESTRE MICHELI                      STAEL PRATA SILVA FILHO
VICE-PRESIDENT                               EXECUTIVE VICE-PRESIDENT
COMMERCIAL -RESIDENTIAL                      OF STRATEGIC PLANNING

                   TELECOMUNICACOES DE SAO PAULO- S.A. -TELESP